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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-3 No. 333-67850) and related Prospectus of Microtune, Inc. for the registration of up to $250,000,000 of its securities and to the incorporation by reference therein of our report dated January 24, 2001, with respect to the consolidated financial statements of Microtune, Inc. included in its Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 2000, filed with the Securities and Exchange Commission, and our report dated March 24, 2000 with respect to the consolidated financial statements of HMTF Acquisition (Bermuda) Ltd. and Temic Telefunken Hochfrequentztechnik GmbH included in the Registration Statement (Form S-1 No. 333-36340) on pages F-26 through F-42, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Dallas, Texas
December 5, 2001